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                                                                    Exhibit 23.2


Consent of Independent Auditors


The Board of Directors
QVC, Inc.:

We consent to the use of our report dated March 3, 1995, with respect to the consolidated balance sheets of QVC, Inc. and subsidiaries as of January 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended January 31, 1995, incorporated by reference in the registration statements (Nos. 33-41440, 33-54365, 33-25105, and 33-56903) on Form S-8 and (Nos. 33-40386, 33-
46988, 33-57410 and 33-50785) on Form S-3 of Comcast Corporation which report is included in the Current Report on Form 8-K of Comcast Corporation filed on or about April 24, 1995. Our report thereon refers to a change in accounting for income taxes in the year ended January 31, 1994.

                                                       /s/ KPMG Peat Marwick LLP



Philadelphia, Pennsylvania
April 24, 1995